Exhibit 99.1

                Potlatch Reports Improved Second-Quarter Results


    SPOKANE, Wash.--(BUSINESS WIRE)--July 19, 2005--Potlatch Corporation (NYSE:PCH) today reported higher earnings for the second quarter of 2005, compared to earnings from continuing operations for the second quarter of 2004, due to improved operating results for its Resource and Consumer Products operating segments.
    The company reported earnings of $8.2 million, or $.28 per diluted common share, for the second quarter of 2005, compared to earnings from continuing operations of $7.1 million, or $.24 per diluted common share, for the second quarter of 2004. Including discontinued operations, the company reported net earnings of $49.6 million, or $1.68 per diluted common share, for 2004's second quarter. Discontinued operations in 2004 consisted of three oriented strand board mills in Minnesota, which the company sold in September 2004. Net sales for the second quarter of 2005 were $367.6 million, compared to net sales from continuing operations of $343.2 million recorded in the second quarter of 2004.
    Net earnings from continuing operations for the first half of 2005 totaled $12.0 million, or $.41 per diluted common share, versus net earnings from continuing operations for the first half of 2004 of $0.8 million, or $.03 per diluted common share. Including discontinued operations, net earnings for the first half of 2004 totaled $71.4 million, or $2.42 per diluted common share. Net sales for the first half of 2005 were $703.8 million, compared with net sales from continuing operations of $659.8 million for 2004's first half.
    The Resource segment reported operating income of $14.1 million for the second quarter of 2005, compared to $6.8 million earned in the second quarter of 2004. Increased harvests of fee timber in Idaho and Arkansas, combined with higher sales prices for logs, were responsible for the favorable comparison.
    Operating income for the Wood Products segment totaled $13.9 million for the second quarter of 2005, compared to income of $23.9 million recorded in the second quarter of 2004. "Higher log costs and lower selling prices for our lumber and panel products were responsible for the lower earnings," noted L. Pendleton Siegel, Potlatch chairman and chief executive officer. "However, increased lumber shipments partially offset these unfavorable comparisons," Siegel added. "Homebuilding activity in 2005 has remained strong despite a series of short-term interest rate hikes, and selling prices for lumber and panels remain at good levels compared to historical averages."
    For the second quarter of 2005, the Pulp and Paperboard segment reported operating income of $0.3 million, versus operating income of $5.9 million for 2004's second quarter. "Although selling prices for paperboard increased 10% compared to the prior year, results for the segment were lower due largely to decreased pulp and paperboard shipments and higher wood fiber and maintenance costs," Siegel said.
    The Consumer Products segment reported operating income of $2.2 million for the second quarter of 2005, compared to an operating loss of $1.2 million for 2004's second quarter. "Selling prices for our consumer tissue products continued to increase during the quarter and largely contributed to the improved operating results," Siegel noted. "In addition, higher production resulted in lower per-ton costs for the segment," he added.
    Interest expense for the second quarter of 2005 totaled $7.2 million, significantly lower than the $12.5 million charged against results for the second quarter of 2004. The reduction in interest expense was the result of the repayment of approximately $282 million in debt during the fourth quarter of 2004, using a portion of the proceeds from the sale of our oriented strand board mills.
    Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho and Minnesota.
    This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management's best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company's actual results could differ materially from those expressed or implied by forward-looking statements. The company disclaims any intent or obligation to update these forward-looking statements.



          Potlatch Corporation and Consolidated Subsidiaries
           Statements of Operations and Comprehensive Income
     Unaudited (Dollars in thousands -- except per-share amounts)

                                   Quarter Ended   Six Months Ended
                                      June 30           June 30
                                   2005     2004     2005     2004
--------------------------------------------------------------------
Net sales                        $367,649 $343,245 $703,843 $659,774
--------------------------------------------------------------------
Costs and expenses:
  Depreciation, amortization
    and cost of fee timber
    harvested                      20,689   21,158   40,702   44,331
  Materials, labor and other
    operating expenses            305,325  276,718  587,368  546,174
  Selling, general and
    administrative expenses        21,707   21,775   43,160   42,986
  Restructuring charges                 -      (87)       -    1,193
---------------------------------------------------------------------
                                  347,721  319,564  671,230  634,684
---------------------------------------------------------------------
Earnings from operations           19,928   23,681   32,613   25,090

Interest expense                   (7,235) (12,478) (14,486) (24,338)
Interest income                       598      491    1,313      619
---------------------------------------------------------------------
Earnings before taxes              13,291   11,694   19,440    1,371
Provision for taxes                 5,117    4,568    7,484      542
---------------------------------------------------------------------
Earnings from continuing
  operations                        8,174    7,126   11,956      829

Discontinued operations:
  Earnings from discontinued
    operations                          -   70,533        -  116,623
  Income tax provision                  -   28,091        -   46,066
---------------------------------------------------------------------
                                        -   42,442        -   70,557
---------------------------------------------------------------------
Net earnings                        8,174   49,568   11,956   71,386
---------------------------------------------------------------------
Other comprehensive loss, net of tax:
  Cash flow hedges:
    Net derivative losses, net of
      income tax benefit of
      $-, $-, $- and $44                 -        -        -      (68)
---------------------------------------------------------------------
Comprehensive income             $  8,174 $ 49,568 $ 11,956 $ 71,318
=====================================================================
Earnings per common share
  from continuing operations:
    Basic                        $    .28 $    .24 $    .41 $    .03
    Diluted                           .28      .24      .41      .03
Earnings per common share
  from discontinued operations:
    Basic                               -     1.44        -     2.40
    Diluted                             -     1.44        -     2.39
Net earnings per common share:
    Basic                             .28     1.68      .41     2.43
    Diluted                           .28     1.68      .41     2.42
Average shares outstanding (in
 thousands):
    Basic                          29,020   29,498   28,993   29,372
    Diluted                        29,209   29,611   29,167   29,487
---------------------------------------------------------------------


          Potlatch Corporation and Consolidated Subsidiaries
                       Condensed Balance Sheets
            2005 amounts unaudited (Dollars in thousands --
                       except per-share amounts)

                                               June 30,  December 31,
                                                 2005        2004
--------------------------------------------------------------------
Assets
Current assets:
  Cash and short-term investments            $   63,594  $  120,621
  Receivables, net                              106,618     103,474
  Inventories                                   193,326     167,015
  Prepaid expenses                               18,954      16,260
--------------------------------------------------------------------
    Total current assets                        382,492     407,370
Land other than timberlands                       8,544       8,351
Plant and equipment, at cost less
  accumulated depreciation                      595,882     567,471
Timber, timberlands and related
  logging facilities                            404,845     401,078
Other assets                                    218,783     210,402
--------------------------------------------------------------------

                                             $1,610,546  $1,594,672
====================================================================
Liabilities and Stockholders' Equity
Current liabilities:
  Current installments on long-term debt     $    2,356  $    1,107
  Accounts payable and accrued
    liabilities                                 153,729     151,198
--------------------------------------------------------------------
    Total current liabilities                   156,085     152,305
Long-term debt                                  333,080     335,415
Other long-term obligations                     241,890     234,311
Deferred taxes                                  198,252     201,252
Stockholders' equity                            681,239     671,389
--------------------------------------------------------------------

                                             $1,610,546  $1,594,672
====================================================================

Stockholders' equity per common share        $    23.44  $    23.22
Working capital                              $  226,407  $  255,065
Current ratio                                     2.5:1       2.7:1


                              Highlights
          (Dollars in thousands -- except per-share amounts)

                                Quarter Ended     Six Months Ended
                                   June 30             June 30
                               2005      2004      2005      2004
--------------------------------------------------------------------
Net sales                    $367,649  $343,245  $703,843  $659,774

Earnings  from continuing
  operations                    8,174     7,126    11,956       829
Net earnings                    8,174    49,568    11,956    71,386
Earnings per common share
  from continuing operations:
    Basic                    $    .28  $    .24  $    .41  $    .03
    Diluted                       .28       .24       .41       .03
Earnings per common share
  from discontinued
  operations:
    Basic                           -      1.44         -      2.40
    Diluted                         -      1.44         -      2.39
Net earnings per common
  share:
    Basic                         .28      1.68       .41      2.43
    Diluted                       .28      1.68       .41      2.42
Dividends per common share (1)
 (annual rate)                    .60      3.10       .60      3.10
====================================================================

    (1) Cash dividends for 2004 included a special dividend of $2.50 per common share.


                         Segment Information
                        (Dollars in thousands)

                                Quarter Ended     Six Months Ended
                                   June 30             June 30
                               2005      2004      2005      2004
--------------------------------------------------------------------
Net sales
  Resource                   $ 61,068  $ 44,784 $ 119,949  $106,574
  Wood products               130,879   122,312   237,731   227,473
  Pulp and paperboard         140,400   138,024   267,197   258,934
  Consumer products            91,526    83,145   185,662   157,113
--------------------------------------------------------------------
                              423,873   388,265   810,539   750,094
Intersegment sales            (56,224)  (45,020) (106,696)  (90,320)
--------------------------------------------------------------------

Total net sales              $367,649  $343,245 $ 703,843  $659,774
====================================================================

Operating income (loss)
  Resource                   $ 14,142  $  6,756 $  24,832  $ 18,809
  Wood products                13,928    23,914    22,777    35,623
  Pulp and paperboard             276     5,872     3,134    (1,889)
  Consumer products             2,172    (1,238)    1,575    (5,055)
  Eliminations                    480     1,669     2,131     2,104
--------------------------------------------------------------------
                               30,998    36,973    54,449    49,592
Corporate                     (17,707)  (25,279)  (35,009)  (48,221)
--------------------------------------------------------------------
Earnings from continuing
  operations before taxes    $ 13,291  $ 11,694 $  19,440  $  1,371
====================================================================


    CONTACT: Potlatch Corporation, Spokane
             Media:
             Michael D. Sullivan, 509-835-1516 (work)
             509-951-3405 (cell)
             or
             Investors:
             Douglas D. Spedden, 509-835-1549
             or
             www.potlatchcorp.com